UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2004

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 1, 2004, Apio, Inc. (“Apio”), a subsidiary of Landec Corporation (“Landec”), and Cal Ex Trading Company (“Cal Ex”), a wholly-owned subsidiary of Apio, entered into a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”) as evidenced by two separate credit agreements, a summary of which is described in Item 2.03 below.

Item 2.03                                             Creation of a Direct Financial Obligation.

On September 1, 2004, Apio and Cal Ex entered into a $16.0 million credit facility as evidenced by two substantially identical Credit Agreements (collectively, the “Credit Agreement”) with Wells Fargo.  The Credit Agreement includes a working capital line of credit for $10.0 million, which includes a $3.0 million credit sub-facility to Cal Ex, and an equipment line of credit for $6.0 million.  The obligations under the Credit Agreement are secured by substantially all of the assets of Apio and Cal Ex.  In connection with the Credit Agreement, Landec entered into a continuing guaranty with Wells Fargo pursuant to which Landec unconditionally guaranteed all obligations of Apio and Cal Ex to Wells Fargo under the Credit Agreement.

Borrowings under the $10.0 million working capital line of credit shall bear interest, at Apio’s option, at either (i) a fluctuating rate per annum based upon the prime rate or (ii) a fixed rate per annum equal to 2.25% above LIBOR (as defined in the Credit Agreement).  The outstanding principal balance under this line of credit shall be due and payable in full on August 31, 2006.  Accrued interest shall be payable on the last day of each month, commencing September 30, 2004.

In accordance with the terms of the Credit Agreement, Apio borrowed the principal amount of $1.2 million against the equipment line of credit pursuant to a term loan advanced on September 1, 2004, the proceeds of which were used to refinance the outstanding balance of certain indebtedness previously incurred by Apio.  The $1.2 million principal amount is payable in installments of $33,333.00 on the last day of each month, commencing September 30, 2004, with a final installment consisting of all remaining unpaid principal due and payable in full on August 31, 2007.  At Apio’s option, the outstanding principal balance shall bear interest at either (i) a fluctuating rate per annum based upon the prime rate or (ii) a fixed rate per annum equal to 2.00% above LIBOR.  Accrued interest shall be payable on the last day of each month, commencing September 30, 2004.

Apio may request Wells Fargo to make up to four (4) advances for the remaining $4.8 million available under the equipment line of credit for the purpose of funding certain capital expenditures.  The outstanding principal balance as of August 31, 2005 shall be amortized over thirty-six (36) months, commencing September 30, 2005, and continuing on the last day of each succeeding month, with a final installment consisting of all remaining unpaid principal due and payable in full on August 31, 2008.  Based upon Apio’s election, the outstanding principal balance continuing up to and including August 30, 2005 shall bear interest at either (i) a fluctuating rate per annum based upon the prime rate or (ii) a fixed rate per annum equal to 2.25% above LIBOR.  Commencing on and as of August 31, 2005 and continuing thereafter, at Apio’s option, the outstanding principal balance shall bear interest at either (i) a fluctuating rate per annum based upon the prime rate or (ii) a fixed rate per annum equal to 2.00% above LIBOR.  Accrued interest shall be payable on the last day of each month, commencing September 30, 2004.

So long as any obligations under the Credit Agreement remain unpaid, or any credit facility under the Credit Agreement remains outstanding, Apio, together with Cal Ex and Apio Cooling, a limited partnership in which Apio is the general partner with a 60% ownership interest, must:

1.                                       maintain the EBITDA Coverage Ratio (as defined in the Credit Agreement), measured on a trailing 12-month basis as of the end of each fiscal quarter, at not less than 1.50:1.00;

2.                                       maintain Tangible Net Worth (as defined in the Credit Agreement), determined as at the end of each fiscal quarter, at an amount not less than the amount set forth in the table below opposite the applicable fiscal quarter end:

Fiscal Quarter Ending	Minimum Tangible Net Worth

August 2004	$17,000,000
November 2004	$18,000,000
February 2005	$18,500,000
May 2005	$19,500,000
August 2005 and each fiscal quarter end thereafter	$19,500,000 plus 75% of cumulative Net Income (as defined in the Credit Agreement) realized since May 2005 up to such fiscal quarter end

3.                                       achieve during each period described below, consolidated Net Income, of not less than the amount set forth in the table below opposite such period:

Fiscal Year to Date Period Ending	Minimum Net Income

August 31 of each year	$750,000
November 30 of each year	$1,750,000
February 28 or 29, as applicable, of each year	$2,150,000
May 31 of each year	$2,900,000

4.                                       not incur financed or unfinanced Capital Expenditures (as defined in the Credit Agreement) of more than $6,000,000 in the aggregate during the fiscal year ending May 2005 or any fiscal year thereafter; and

5.                                       maintain Total Liabilities (as defined in the Credit Agreement) divided by Tangible Net Worth, as of the end of each fiscal quarter, at not greater than 1.50:1.00.

If any Events of Default (as defined in the Credit Agreement) have occurred or are continuing, then Wells Fargo may terminate any credit facility under the Credit Agreement and declare any obligations owed pursuant to the Credit Agreement to be immediately due and payable.

Item 8.01.                                          Other Events.

On September 2, 2004, Landec issued a press release announcing that Apio has entered into a credit agreement with Wells Fargo for working capital and equipment financing purposes.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                           Exhibits.

10.54	Credit Agreement by and among Apio, Inc., as Borrower, Cal Ex Trading Company and Wells Fargo Bank, National Association, as Bank, dated as of September 1, 2004 (without schedules or exhibits).

10.55	Ex-Im Credit Agreement by and among Cal Ex Trading Company, as Borrower, Apio, Inc. and Wells Fargo Bank, National Association, as Bank, dated as of September 1, 2004 (without schedules or exhibits).

99.1	Press Release by Landec Corporation dated September 2, 2004, announcing that Apio, Inc. entered into a credit agreement with Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDEC CORPORATION
Registrant

Date: September 8, 2004	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Name

10.54	Credit Agreement by and among Apio, Inc., as Borrower, Cal Ex Trading Company and Wells Fargo Bank, National Association, as Bank, dated as of September 1, 2004 (without schedules or exhibits).

10.55	Ex-Im Credit Agreement by and among Cal Ex Trading Company, as Borrower, Apio, Inc. and Wells Fargo Bank, National Association, as Bank, dated as of September 1, 2004 (without schedules or exhibits).

99.1	Press Release by Landec Corporation dated September 2, 2004, announcing that Apio, Inc. entered into a credit agreement with Wells Fargo Bank, National Association.